UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/    / Preliminary Proxy Statement.
/    / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)).
/    / Definitive Proxy Statement.
/ X / Definitive Additional Materials.
/    / Soliciting Material under § 240.14a-12.

PUTNAM HIGH INCOME SECURITIES FUND
PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MASTER INTERMEDIATE INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST
PUTNAM PREMIER INCOME TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X / No fee required.

/    / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

/    / Fee paid previously with preliminary materials.

/    / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

PUTNAM INVESTMENTS PROXY WO# 25215 - TOUCH-TONE TELEPHONE VOTING SCRIPT

** PROXY CARD **	IVR Revision 12-12-13

Control Number: 215 9999 9001 099	Security Code: 9999 9999
Control Number: 215 9999 9002 099	Security Code: 9999 9999
Control Number: 215 9999 9003 099	Security Code: 9999 9999
Control Number: 215 9999 9004 099	Security Code: 9999 9999
Control Number: 215 9999 9005 099	Security Code: 9999 9999

WHEN CONNECTED TO OUR PHONE VOTING SYSTEM ACCESSED VIA OUR TOLL-FREE NUMBER 1-800-337-3503, THE SHAREHOLDER HEARS:

THE INITIAL PROMPT:
"Thank you for calling the proxy voting line."
"Before you can vote, I'll need to validate some information from your proxy card or meeting notice. On your card or notice there’s a shaded box with a 14 digit number inside. Please enter that number now."

AFTER THE SHAREHOLDER ENTERS THEIR 14 DIGIT CONTROL NUMBER, HE/SHE HEARS:
"Next, located in the un-shaded box is an 8 digit number. Please enter this number now."

THEN YOU HEAR:
"Thank you. Please hold while I validate those numbers."

IF CUSTOM GREETING IS APPROVED, THE SHAREHOLDER WILL HEAR THE FOLLOWING CUSTOM SPEECH:
"Okay, you'll be voting your proxy for shares in the Putnam Funds. The Trustees Recommend a vote "FOR" all proposals."

IF THERE IS A PRIOR VOTE IN THE SYSTEM FOR THE CONTROL NUMBER ENTERED YOU HEAR:
" I see that you’ve already voted. If you don’t want to change your vote you can just hang-up. Otherwise, remain on the line and I’ll take you through the voting process again..."

IF THERE IS NO PRIOR VOTE, THE FOLLOWING IS HEARD:
"I'm about to take you through the voting process. Please keep your voting card or meeting notice in front of you to follow along. Okay, let's begin…"

THEN, MATCHING THE SHAREHOLDER'S PROXY CARD, THEY WILL BE PROMPTED TO VOTE ON EACH PROPOSAL:
"PROPOSAL 1: [FOR ONE HOLDING THEY HEAR]: "To vote FOR Press 1; AGAINST Press 2; Or to ABSTAIN Press 3" OR MULTIPLE HOLDINGS THEY HEAR]: "To vote FOR on ALL HOLDINGS, Press 1; AGAINST on ALL HOLDINGS, Press 2; ABSTAIN on ALL HOLDINGS, Press 3 or to vote on EACH HOLDING INDIVIDUALLY, press 4."

WHEN A SHAREHOLDER OWNS MULTIPLE HOLDINGS AND CHOOSES TO VOTE ON EACH HOLDING INDIVIDUALLY, THEY HEAR:
"FOR HOLDING 1: To vote FOR Press 1; AGAINST Press 2; Or to ABSTAIN Press 3"
"FOR HOLDING 2: To vote FOR Press 1; AGAINST Press 2; Or to ABSTAIN Press 3"
The prompting continues for each of the shareholders holdings to match their funds listed on their proxy card…

"ELECTION OF BOARD MEMBER" PROPOSAL PROMPTS WHEN A SINGLE FUND IS HELD FOR THE PROPOSAL:
"PROPOSAL 2: To vote FOR ALL nominees, Press 1. To WITHHOLD your vote from all nominees, press 2. Or to WITHHOLD YOUR VOTE FROM INDIVIDUAL nominees press 3."

IF THE SHAREHOLDER PRESSES 1, TO VOTE FOR ALL NOMINEES THEY WILL HEAR:
"Okay, voting for all nominees"

IF THE SHAREHOLDER PRESSES 2, TO WITHHOLD FROM ALL NOMINEES THEY WILL HEAR:
"Okay, voting withhold on all nominees "

IF THE SHAREHOLDER PRESSES 3, TO WITHHOLD FROM INDIVIDUAL NOMINEES THEY WILL HEAR:
"Okay, we'll withhold your vote on the nominees you specify. All other nominees will be voted FOR. "
THEN THEY HEAR: "For each nominee listed on your proxy card or meeting notice there's a corresponding two-digit number. Please enter the number of the nominee from whom you wish to withhold your vote."

AFTER THE SHAREHOLDER ENTERS A NOMINEE NUMBER TO WITHHOLD FROM, HE/SHE HEARS:
"OK, withholding your vote from nominee number N" [Where N is the nominee number entered]"

THEN THE SHAREHOLDER HEARS:
"To withhold your vote from another nominee, enter the two-digit number. If there are no other nominees from whom you wish to withhold your vote press # (pound)."
WHEN # IS PRESSED, THE SHAREHOLDER HEARS:
"Okay, finished withholding from nominees"

"ELECTION OF BOARD MEMBER" PROPOSAL PROMPTS WHEN MULTIPLE FUNDS ARE HELD FOR THE PROPOSAL:
"PROPOSAL 2 FOR HOLDING 1: To vote FOR ALL nominees, Press 1. To WITHHOLD your vote from all nominees, press 2. Or to WITHHOLD YOUR VOTE FROM INDIVIDUAL nominees press 3."

IF THE SHAREHOLDER PRESSES 1, TO VOTE FOR ALL NOMINEES FOR THE FIRST HOLDING THEY WILL HEAR:
Okay, for the first holding listed on this proposal you just voted “For All” Nominees.
To vote the same way for all other holdings listed, press 1; To vote for each holding individually, press 2.

IF THE SHAREHOLDER PRESSES 2, TO WITHHOLD YOUR VOTE FROM ALL NOMINEES FOR THE FIRST HOLDING THEY WILL HEAR:
Okay, for the first holding listed on this proposal you just voted to withhold your vote from all Nominees.
To vote the same way for all other holdings listed, press 1; To vote for each holding individually, press 2.

IF THE SHAREHOLDER PRESSES 3, TO WITHHOLD FROM INDIVIDUAL NOMINEES FOR THE FIRST HOLDING THEY WILL HEAR:
"Okay, we'll withhold your vote on the nominees you specify. All other nominees will be voted FOR. "
THEN THEY HEAR: "For each nominee listed on your proxy card or meeting notice there's a corresponding two-digit number. Please enter the number of the nominee from whom you wish to withhold your vote."

AFTER THE SHAREHOLDER ENTERS A NOMINEE NUMBER TO WITHHOLD FROM, HE/SHE HEARS:
"OK, withholding your vote from nominee number N" [Where N is the nominee number entered]"

THEN THE SHAREHOLDER HEARS:
"To withhold your vote from another nominee, enter the two-digit number. If there are no other nominees from whom you wish to withhold your vote press # (pound)."

WHEN # (POUND) IS PRESSED, THE SHAREHOLDER HEARS:
"Okay, finished withholding from nominees"

THEN THE SHAREHOLDER HEARS:
Okay, for the first holding listed on this proposal you just voted to withhold your vote from nominee(s)…N" [Where N is(are) the nominee number(s) entered by the shareholder]
To vote the same way for all other holdings listed, press 1; To vote for each holding individually, press 2.

IF THE SHAREHOLDER CHOOSES OPTION 1, TO VOTE THE SAME WAY FOR ALL OTHER HOLDINGS ON THE NOMINEE PROPOSAL:
Okay, I’ll apply the same vote to all other holdings listed.

IF THE SHAREHOLDER CHOOSES OPTION 2, TO VOTE FOR EACH HOLDING INDIVIDUALLY:
Okay, let’s continue then…
THEN THE SHAREHOLDER HEARS PROMPTS FOR THE NEXT HOLDING [This is repeated until all holdings are voted on]:
Example: "For Holding 2: To vote FOR ALL nominees, Press 1. To WITHHOLD your vote from all nominees, press 2. Or to WITHHOLD YOUR VOTE FROM INDIVIDUAL nominees press 3."

"PROPOSAL 3: [FOR ONE HOLDING THEY HEAR]: "To vote FOR Press 1; AGAINST Press 2; Or to ABSTAIN Press 3" OR MULTIPLE HOLDINGS THEY HEAR]: "To vote FOR on ALL HOLDINGS, Press 1; AGAINST on ALL HOLDINGS, Press 2; ABSTAIN on ALL HOLDINGS, Press 3 or to vote on EACH HOLDING INDIVIDUALLY, press 4."

WHEN A SHAREHOLDER OWNS MULTIPLE HOLDINGS AND CHOOSES TO VOTE ON EACH HOLDING INDIVIDUALLY, THEY HEAR:
"FOR HOLDING 1: To vote FOR Press 1; AGAINST Press 2; Or to ABSTAIN Press 3"
"FOR HOLDING 2: To vote FOR Press 1; AGAINST Press 2; Or to ABSTAIN Press 3"
The prompting continues for each of the shareholders holdings to match their funds listed on their proxy card…

"PROPOSAL 4: [FOR ONE HOLDING THEY HEAR]: "To vote FOR Press 1; AGAINST Press 2; Or to ABSTAIN Press 3"

"PROPOSAL 5: [FOR ONE HOLDING THEY HEAR]: "To vote FOR Press 1; AGAINST Press 2; Or to ABSTAIN Press 3" OR MULTIPLE HOLDINGS THEY HEAR]: "To vote FOR on ALL HOLDINGS, Press 1; AGAINST on ALL HOLDINGS, Press 2; ABSTAIN on ALL HOLDINGS, Press 3 or to vote on EACH HOLDING INDIVIDUALLY, press 4."

WHEN A SHAREHOLDER OWNS MULTIPLE HOLDINGS AND CHOOSES TO VOTE ON EACH HOLDING INDIVIDUALLY, THEY HEAR:
"FOR HOLDING 1: To vote FOR Press 1; AGAINST Press 2; Or to ABSTAIN Press 3"
"FOR HOLDING 2: To vote FOR Press 1; AGAINST Press 2; Or to ABSTAIN Press 3"
The prompting continues for each of the shareholders holdings to match their funds listed on their proxy card…

WHEN THE SHAREHOLDER HAS COMPLETED VOTING ON THE PROPOSALS, HE/SHE WILL HEAR:
"Okay, you've finished voting but your vote has not yet been recorded."
"To hear a summary of how you voted, press 1; To record your vote, Press 2."

IF THE SHAREHOLDER PRESSES 1, TO HEAR A SUMMARY OF THEIR VOTES, HE/SHE WILL HEAR:
"Please note your vote will be cast automatically should you decide to hang up during the summary."
"You've elected to vote as follows..." [THEN A PLAYBACK OF THE VOTE COLLECTED FOR THE PROPOSAL IS HEARD]
AFTER THE VOTE PLAYBACK, THE SHAREHOLDER HEARS:
"If this is correct, press 1; Otherwise, press 2. If you'd like to hear the information again press # (pound)."

IF THE CALLER CHOOSES TO RECORD THEIR VOTE (EITHER BEFORE OR AFTER THE SUMMARY IS HEARD), THEY HEAR:
"(Okay) Please hold while I record your vote."
THEN THEY HEAR:
"Your vote has been recorded. It’s not necessary for you to mail in your proxy card or meeting notice. I’m now going to end this call unless you have another proxy card or meeting notice to vote or you want to change your vote. If you need to vote again, press one now."

IF THE SHAREHOLDER PRESSES 2, INDICATING AN INCORRECT VOTE, HE/SHE WILL HEAR:
"Okay, lets change your vote." [The system then prompts the voting options again.]

AFTER THE SHAREHOLDER'S VOTE IS RECORDED, IF THEY ELECT TO VOTE ANOTHER PROXY, HE/SHE HEARS:
"Before you can vote, I'll need to validate some information from your proxy card or meeting notice. On your card or notice there’s a shaded box with a 14 digit # inside. Please enter that number now."

IF THE SHAREHOLDER ELECTS TO END THE CALL, HE/SHE WILL HEAR:
"Thank you for voting, goodbye."

Email Notification Setup Form
Work Order Number: 24215

From Address: PutnamInvestments@proxydirectmail.com
Reply to Address: internetresponse@computershare.com

Subject: We need your vote

Email body:

Dear Shareholder:

As you have opted to receive updates regarding your investments in the Putnam Funds electronically, we are writing today to let you know that the proxy materials for the Putnam Funds Shareholder Meeting, scheduled for February 27, 2014, are now available online.

Please read the proxy materials by clicking here. [https://www.proxy-direct.com/put-25215] You will need Adobe Acrobat Reader. [http://www.adobe.com/products/acrobat/readstep2.html]

We appreciate your prompt response, as it can help keep fund administrative expenses as low as possible.

Voting your proxy online

Voting your proxy online is convenient by clicking on the following links:

Fund: xxxxxx
Control number: xxxxxxxxxx
Security code: xxxxxx
Click here to vote

Fund: xxxxxx
Control number: xxxxxxxxxx
Security code: xxxxxx
Click here to vote

You can also go to http://www.proxy-direct.com and enter your control numbers and security code exactly as they appear above. If multiple control numbers and security codes appear, you will need to vote each individually for your vote to be captured on all accounts. Please note that there is no charge for you to vote via this service, though you may incur costs associated with electronic access, such as usage.

If you have questions about the proposals, please call a customer service representative at 1-866-963-5821, or contact your financial advisor.

We appreciate your attention to this important matter.

Check out our redesigned website — on any device

Visit putnam.com/individual on your phone, tablet, or desktop computer, and you will get an optimal viewing experience. On any device, you’ll find readable text, appealing graphics, and easy navigation. The new site also offers quicker access to Putnam blogs and account information, and a new investment strategies section.

Remember to vote your fund proxy

All shareholders of the Putnam funds have been sent a proxy statement to vote on important proposals affecting the Putnam funds, which include:

• Approving new management contracts

• Electing Trustees

• Approving an amended and restated Declaration of Trust

• Updating investment policy restrictions on certain funds

Vote online, by mail, or by phone as outlined in the proxy statement. Voting promptly can help to prevent further mailings. We appreciate your attention to these important matters.

Don’t go it alone

At Putnam, we believe the counsel and expertise of a professional advisor is essential for navigating complex and changing financial markets. An advisor can help you consider all components of your financial strategy and recommend investments to suit your needs.

IMPORTANT INVESTMENT INFORMATION

For complete information concerning the sales charge or contingent deferred sales charge (CDSC) that applies to any class of fund shares, please see the fund’s current prospectus and statement of additional information. As required by SEC rules, the following information sets forth provisions regarding changes to sales charges.

Conversion of class B shares into class A shares. Class B shares will automatically convert to class A shares on or around the end of the month eight years after the purchase date (for Putnam Small Cap Value Fund, on or around the end of the month six years after the purchase date, and for Multi-Cap Value Fund, on or around the end of the month five years after the purchase date). Class B shares acquired by exchanging class B shares of another Putnam fund will convert to class A shares based on the time of the initial purchase. The conversion period of the acquired fund will apply, unless the initial fund’s CDSC schedule is higher than that of the acquired fund. In that case, the conversion period and CDSC schedule of the initial fund will apply. Class B shares acquired through reinvestment of distributions will convert to class A shares based on the date of the initial purchase to which such shares relate. For this purpose, class B shares acquired through reinvestment of distributions will be attributed to particular purchases of class B shares in accordance with such procedures as the Trustees may determine from time to time. The conversion of class B shares to class A shares is subject to the condition that such conversions will not constitute taxable events for Federal tax purposes. Shareholders should consult with their tax advisors regarding the state and local tax consequences of the conversion of class B shares to class A shares, or any other exchange or conversion of shares.

Distribution Plans

Class A shares: Putnam Retail Management makes quarterly (or in certain cases monthly) payments to dealers at up to the annual rates set forth below (as a percentage of the average net asset value of class A shares for which such dealers are designated the dealer of record) except as described below. No payments are made during the first year after purchase on shares purchased at net asset value by shareholders that invest at least $1 million, or, in the case of dealers of record for an employer-sponsored benefit plan investing at least $1 million, where such dealer has agreed to a reduced sales commission.

The fund may sell shares without a sales charge or CDSC to the following categories of investors:

(viii) Shareholders reinvesting the proceeds from a Putnam Corporate IRA Plan distribution into a non-retirement plan account.

SU201 283498 12/13

Proxy solicitation Q&A
December 2013

The Board of Trustees of the Putnam Funds has mailed proxy materials to shareholders of all Putnam retail open-end funds, variable trust finds, and closed-end funds, asking for their vote on important proposals for the funds. This Q&A is designed to help you answer questions you might receive about the proxy solicitation.

What are the Trustees asking fund shareholders to do?

The Trustees are asking shareholders to vote as outlined on the proxy card by visiting a website, calling by phone, or signing and returning the proxy card in the postage paid envelope. The proxies are needed unless a shareholder decides to attend the special shareholder meeting scheduled for February 27, 2014 and vote his or her shares at the meeting.

For questions about the matters being put to a shareholder vote

What are the matters included in the proxy, and how do the Trustees recommend that shareholders vote?

The Trustees unanimously recommend that shareholders vote for the following proposals included in the proxy:

• approving new management contracts for the Putnam funds (all funds);

• electing Trustees (open-end funds and variable trust funds only);

• approving an Amended and Restated Declaration of Trust (open-end funds and variable trust funds only); and

• other matters affecting investment policies of three Putnam funds (Putnam Global Consumer Fund, Putnam Global Financials Fund, and Putnam Dynamic Asset Allocation Conservative Fund only).

Why are shareholders approving new management contracts?

On October 8, 2013, Paul G. Desmarais, who was the controlling shareholder of Power Corporation of Canada, Putnam’s ultimate parent company, passed away. Upon his death, voting control of the shares of Power Corporation of Canada that Mr. Desmarais controlled was transferred to a family trust. The transfer of voting control of these shares may have constituted an “assignment” of the management contract between Putnam Management and the Putnam funds, resulting in its automatic termination as required by law. Shareholders are being asked to approve a new management contract for the funds to ensure that Putnam Management is able to continue managing them.

Will the new management contracts have any effect on Putnam funds?

The transfer of voting control will not have any practical impact on the operations of Putnam Management or any fund. Shareholders of all Putnam funds are being asked to approve a new management contract with Putnam Investment Management, the investment manager of the Putnam funds. The proposed new management contract is identical (except for its effective date and initial term and for certain non-substantive changes) to each fund’s current management contract.

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Why are Trustees being elected?

The Investment Company Act of 1940 permits mutual fund board vacancies to be filled by the Trustees so long as at least two-thirds of the Board of Trustees remains shareholder-elected. Seeking shareholder approval of election of Trustees for all Trusts at this time would permit the Trustees additional governance flexibility in the future (assuming the Trustees may wish to fill future vacancies)

Shareholders of all open-end Putnam funds are being asked to elect Trustees at the upcoming special meeting. Each nominee is currently a Trustee of all Putnam funds. (Shareholders of the closed-end Putnam funds will be asked to elect Trustees at their 2014 annual meeting, expected to be held in April 2014.)

Who are the Trustees, and what is their role?

Putnam’s Board of Trustees is responsible for protecting the interests of Putnam shareholders. The Trustees’ responsibilities include the general oversight of each fund’s business, reviewing investment performance, overseeing the fund’s compliance with federal securities laws, approving fees paid to Putnam Investments and its affiliates, and voting proxies for the fund’s portfolio securities. All but one of the Trustees currently is independent of the funds and Putnam Management.

What is the amendment to the Declarations of Trust?

All shareholders of open-end Putnam funds are being asked to authorize the Trustees to adopt a single form of amended and restated Declaration of Trust for each trust. The open-end Putnam funds (including the variable trust funds) currently operate under 38 distinct Declarations of Trust. These were created at different times in the past and differ from each other in several ways. The adoption of a single amended and restated Declaration of Trust will provide the Trustees and Putnam Management with increased flexibility in managing the affairs of the funds in an efficient and cost-effective manner. Shareholder authorization also will modernize and streamline governance provisions, and eliminate certain ambiguities and inconsistencies.

What are the “other matters” affecting the investment policies of three Putnam mutual funds?

Shareholders of Putnam Dynamic Asset Allocation Conservative Fund are being asked to approve an amendment to a fundamental investment restriction with respect to investments in commodities. The proposal would enable the fund to invest directly in gold and other physical commodities, as well as engage in a variety of transactions involving commodity-linked investments (already permitted under its current investment restriction). Putnam Management presently has no specific intention to change the fund’s exposures to commodities or commodity-linked investments in response to the revision of the fund’s investment restriction, but this intention is subject to change based on Putnam Management’s assessment of both market conditions at any given time and those investments most likely to assist the fund in meeting its investment objective.

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Shareholders of Putnam Global Consumer Fund and Putnam Global Financials Fund are being asked to authorize an amendment to a fundamental investment policy with respect to diversification of investments. The proposed change would allow each fund to operate as a non-diversified fund, enabling it to invest more of its assets in securities of fewer issuers than a diversified fund. (It is important to note that Putnam Management would have the flexibility to operate the affected funds as non-diversified, although it has no immediate plans to alter materially its management of the funds.)

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For questions about the proxy process

What is a proxy?

A proxy is a person who can act on behalf of another. In this case, proxies are Putnam fund Trustees, who are empowered to vote on behalf of shareholders based on their instructions when shareholders respond to the proxy solicitation.

What is the purpose of the proxy mailing?

Every Putnam shareholder has a right to vote on certain matters that affect the management of their funds. Since it is not possible for most people to attend a shareholder meeting and vote in person, shareholders are mailed the proxy package, which provides a proxy statement, a proxy card, and instructions for voting by phone, by mail, or online.

What is a proxy card?

The proxy card directs the Trustees identified as proxies on how to vote on behalf of a shareholder. In addition to the card, shareholders also receive a proxy statement, which describes the proposals that are being put to a vote. The proxy statement includes the recommendations of the funds’ Trustees to vote in favor of the proposals.

Who is eligible to vote?

Shareholders of record at the close of business on December 2, 2013, are eligible to vote. Each share is entitled to one vote.

When is the special shareholder meeting?

The special shareholder meeting is scheduled to take place on February 27, 2014, at One Post Square, Boston, Massachusetts.

What if shareholders do not return their proxy cards?

If Putnam does not receive the proxy cards in sufficient numbers, we must make follow-up solicitations, either by mail or by phone, which can result in additional expenses for the funds. All shareholders benefit when proxies are voted in a timely manner.

What if a shareholder only signs the card?

If a shareholder signs the proxy card, but doesn’t fill in a vote, the shares will be voted in accordance with the Trustees’ recommendations.

What are the key dates for the proxy solicitation?

December 2, 2013 — Designated record date
Week of December 23, 2013 — Initial proxy mailing
January 20, 2014 — Initial phone campaign

If needed:

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January 27, 2014 — Second proxy mailing
February 5, 2014 — Third proxy mailing
February 14, 2014 — Fourth proxy mailing

How can a shareholder submit a vote?

Voting instructions are included on the proxy card. (Note: These are for direct shareholders only; beneficial holders will need to refer to their voting instruction form.) There are several ways to vote:

• Online at www.proxy-direct.com. You will need your control number as listed on your proxy card.

• By phone at 1-800-337-3504 (note that this is a touch-tone line). You will need your control number as listed on your proxy card.

• By mailing the completed proxy card in the postage-paid envelope to:

Proxy Tabulator
P.O. Box 9043
Smithtown, NY 11787-9833

Who is coordinating and reporting votes by mail, Internet, and phone?

Computershare Fund Services (CFS) is tabulating all votes received. CFS has been contracted by Putnam to ensure that the proxy voting is fully administered and tabulated in a fair manner.

What is the process for transferring calls to CFS?

If you receive a telephone call from a shareholder who would like to vote by phone, please use the following procedures:

• Confirm voting eligibility by verifying shareholder name and that he or she was a Putnam retail open-end fund, variable trust fund, or closed-end fund shareholder of record on December 2, 2013.

• Provide him or her with CFS’s telephone number 1-800-963-5821, and ask shareholder if you may place him or her on hold and then transfer the shareholder to CFS.

• Conduct a warm transfer to CFS, thanking the shareholder for voting.

How can shareholders get proxy statements if they did not receive them in the mail?

Additional proxy statements may be ordered from the literature system. This mailing will only include the proxy statement, and will not include a proxy card. If a caller requests a proxy card, or both the proxy statement and the proxy card, send an e-mail message to Patti Bissanti with the fund name, shareholder address, and account number. If the shareholder is a beneficial owner, he or she should contact his or her broker.

What if a shareholder misplaces his/her proxy card?

First, offer to transfer the caller to CFS so that he/she may vote by telephone (see above for transfer instructions). Additional proxy statements may be ordered from the literature system. This mailing will only include the proxy statement, and will not include a proxy card. If a caller requests a proxy card, or both the proxy statement and the proxy card,

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send an e-mail message to Patti Bissanti with the fund name, shareholder address, and account number. If the shareholder is a beneficial owner, he or she should contact his or her broker for the voting instruction form.

What if a shareholder whose account is held in street name did not receive a voting instruction form?

Shareholders on street-name accounts who want a statement or voting instruction form must contact their financial advisor. Putnam is not able to accommodate the request. Broker-dealers on street-name accounts provide shareholder names and addresses to a third party, which mails the proxy statements and voting instruction forms to shareholders.

In most cases, as long as the shareholder never instructed his or her advisor to be placed on the Do Not Call List, CFS should have the account information. Offer to transfer the client to CFS (using the instructions above) to vote via phone.

How can a shareholder be placed on a “Do not call/Do not mail” list for this proxy solicitation?

Putnam and the Trustees prefer that shareholders not be placed on a “Do not call” list, as voting is in a shareholder’s best interest. To place a shareholder (who received a request to participate in proxy voting) on a “Do not call” list, you must get approval from the Director of your department. Please coordinate with your supervisor to obtain approval and to have the Director send an e-mail message to Patti Bissanti advising that the shareholder account does not want to receive calls regarding this campaign.

How are financial advisors being made aware of the upcoming shareholder meeting and proxy voting process?

In addition, proxy materials are being delivered electronically to firms of accounts that are held in street name. Putnam relationship managers and back-office contacts are also making firms aware of the meeting and proxy voting process.

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